UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Ben D. Orlanski, Esq. Manatt, Phelps & Phillips, LLP 11355 W. Olympic Blvd. Los Angeles, CA 90064 (310) 312-4205	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004 (202) 739-5947

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Superior Industries International, Inc., a California corporation (“Superior” or the “Company”), is filing definitive additional materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) related to its solicitation of proxies from its shareholders in connection with its 2014 Annual Meeting of Shareholders and at any and all adjournments, postponements or reschedulings thereof (the “2014 Annual Meeting”). In connection with its 2014 Annual Meeting, Superior filed a definitive proxy statement and a definitive form of WHITE proxy card with the SEC on July 7, 2014.

Letter to Shareholders Dated July 28, 2014

Attached hereto is a letter dated July 28, 2014 that Superior is mailing to shareholders in which Superior comments on the proxy contest by GAMCO Asset Management, Inc. (“GAMCO”) with respect to the 2014 Annual Meeting. As previously announced, GAMCO is pursuing a proxy contest to elect three nominees to the Superior Board of Directors at the 2014 Annual Meeting to be held at the Airtel Plaza Hotel, located at 7277 Valjean Avenue, Van Nuys, California 91406, on Friday, August 15, 2014, at 10:00 a.m. Pacific Time. The record date for determining those shareholders eligible to receive notice of, and to vote at, the 2014 Annual Meeting is June 26, 2014.

Additional Information and Where To Find It

Superior, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Superior shareholders in connection with the matters to be considered at Superior’s 2014 Annual Meeting. On July 7, 2014, Superior filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) and definitive form of WHITE proxy card with the SEC in connection with such solicitation of proxies from Superior’s shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY SUPERIOR WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Appendix A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Superior with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.supind.com, by writing to Superior's Corporate Secretary at 7800 Woodley Avenue, Van Nuys, CA 91406, by calling Superior at (818) 781-4973, or by contacting Superior's proxy solicitor, MacKenzie Partners, Inc., toll free at 1-800-322-2885.

July 28, 2014

YOUR VOTE IS IMPORTANT

VOTE THE ENCLOSED WHITE PROXY CARD TODAY!

Dear Fellow Shareholder:

The Board of Directors of Superior Industries International, Inc. urges all shareholders to sign and return the enclosed WHITE proxy card TODAY and vote FOR ALL four of your Board’s highly qualified and very experienced nominees – Paul J. Humphries, James S. McElya, Donald J. Stebbins and Francisco S. Uranga – standing for election at the Annual Meeting of Shareholders to be held on Friday, August 15, 2014.

You may also vote by phone or Internet by following the instructions on the enclosed WHITE proxy card. We also urge you to discard any blue proxy card or voting instruction card you receive from GAMCO. Even a WITHHOLD vote with respect to GAMCO’s nominees on its blue proxy card will cancel any proxy previously given to Superior. If you previously signed a blue proxy card sent to you by GAMCO, you can revoke that proxy card and vote for your Board’s recommended nominees by voting a new WHITE proxy card. Only your latest-dated proxy will count.

We remain very disappointed that GAMCO is forcing upon Superior a costly and distracting proxy contest that seeks to replace three highly qualified and valued members of your Board with its own candidates, who have no executive-level manufacturing or relevant automotive industry experience whatsoever. In fact, GAMCO has not provided any arguments as to why its candidates are more qualified than Superior’s nominees to address the issues facing Superior, nor has GAMCO stated any specific concerns it has with the directors that its proxy contest would seek to replace. GAMCO has not even indicated which of the four nominees recommended by your Board it is seeking to prevent from being elected.

THE GAMCO NOMINEES HAVE LITTLE RELEVANT EXPERIENCE

We do not believe that any of the GAMCO nominees would bring to Superior’s Board any relevant experience, skills or competencies not already present among the current Board members and its newest nominee. Aside from GAMCO’s nominees not having any experience working in the automobile industry, none has served as a director of a public company that is comparable in size to Superior, whether measured by market capitalization, revenues or any other measure. All three of GAMCO’s nominees have been previously proposed by GAMCO as director nominees at one or more other public companies, none of which is in the automobile industry and none of which is comparable in size to Superior.

In stark contrast to GAMCO’S nominees, we believe that our four highly qualified and experienced nominees, Paul J. Humphries, James S. McElya, Donald J. Stebbins and Francisco S. Uranga, have the integrity, knowledge, breadth of relevant and diverse experience and commitment necessary to navigate Superior through the highly competitive global business environment in which we operate and to deliver value to our shareholders. Each of these nominees was recommended to your Board by the Nominating and Governance Committee and was approved unanimously by your Board.

PLEASE VOTE THE WHITE PROXY CARD TODAY!

The recommendations of your Board are based on its carefully considered judgment that the experience, record and qualifications of each of its nominees make them the best candidates to serve on Superior’s Board. Each of these nominees, with the exception of our CEO, would qualify as an independent director under the NYSE’s independence standards. Of the four nominees being recommended by your Board, only Mr. Uranga was a member of your Board at the time of last year’s Annual Meeting, and, if elected, Messrs. Humphries and McElya would be the newest independent Board members. The nomination of these four candidates shows your Board’s commitment to enhancing its composition with highly qualified, experienced, business leaders who have deep, relevant experience and fresh perspectives that enhance the breadth and depth of your Board for the benefit of all shareholders.

SUPERIOR’S NOMINEES HAVE THE BUSINESS, MANAGEMENT AND INDUSTRY EXPERIENCE NECESSARY TO NAVIGATE SUPERIOR THROUGH A COMPLEX, DYNAMIC AND HIGHLY COMPETITIVE GLOBAL BUSINESS ENVIRONMENT

Paul J. Humphries	James S. McElya	Donald J. Stebbins	Francisco S. Uranga

  President of High Reliability Solutions, a business group at Flextronics International Ltd., a global end-to-end supply chain solutions company serving the energy, medical, automotive and aerospace and defense markets.

  Former EVP of Human Resources at Flextronics where he led global human resources.

  Significant business and executive management experience at various multinational public companies, including Allied Signal, Inc., Honeywell Inc., BorgWarner Inc. and Ford Motor Company.

  Expertise in strategy, growth, human resources and global operations.

  Extensive experience in the automotive supplier industry.

  First-time Superior nominee; if elected would be Superior’s newest independent director.

  Chairman of Affinia Group, Inc., a leader in the manufacturing and distribution of automotive replacement products.

  Extensive leadership and strategy experience combined with operation and management expertise at various multinational public companies, including Cooper Standard Holdings Inc. and Handy & Harman.

  Experience serving as the CEO of a public company in the automotive supply industry.

  Experience serving on the boards of other public companies, including service as a Board Chairman.

  Extensive experience in the automotive supplier industry.

  Superior director since 2013; member of Compensation and Benefits Committee.

  President and CEO of Superior since May 2014.

  More than 27 years of leadership experience in global operations and finance, including previous experience as the Chairman of the Board and CEO of a public company.

  Significant business and executive management experience at various multinational public companies, including Visteon Corporation, a global supplier of automotive systems, modules and components and Lear Corporation, a supplier of automotive seating and electrical distribution systems.

  Experience serving on the boards of other public companies including service as a Board Chairman.

  Two decades of experience in the automotive supplier industry.

  Superior director since 2014.

  Corporate Vice President and Chief Business Operations Officer for Latin America at Taiwan-based Foxconn Electronics, Inc., the largest electronic manufacturing services company in the world.

  Extensive experience serving as a senior official in Mexico’s federal government where he negotiated key agreements for the Mexican government as part of the country's trade liberalization.

  Public company board experience includes service on the board of a public company traded on the Mexican Stock Exchange.

  Extensive expertise in matters relating to business operations in Latin America, including governmental relations and regulatory compliance.

  Superior director since 2007; member of the Compensation and Benefits Committee and Nominating and Corporate Governance Committee.

PLEASE VOTE THE WHITE PROXY CARD TODAY!

SUPPORT YOUR BOARD’S HIGHLY QUALIFIED AND EXPERIENCED NOMINEES
BY VOTING THE WHITE PROXY CARD TODAY

Your vote is important, no matter how many shares you own. Whether or not you plan to attend the Annual Meeting, we urge you to protect your investment in Superior by completing, signing, dating and mailing the enclosed WHITE proxy card in the postage-paid envelope provided. You may also vote by phone or Internet by following the instructions on the enclosed WHITE proxy card. Please do not return or otherwise vote any blue proxy or voting instruction card sent to you by GAMCO.

On behalf of your Board of Directors, we thank you for your continued support.

Sincerely,

/s/ Margaret S. Dano Margaret S. Dano Chairman of the Board of Directors	/s/ Donald J. Stebbins Donald J. Stebbins President, Chief Executive Officer and Director

YOUR VOTE IS IMPORTANT!

Remember, you can vote your shares by telephone or via the Internet. Please follow the easy instructions on the enclosed WHITE proxy card.

If you have any questions or need assistance in voting
your shares, please contact our proxy solicitor:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

PLEASE VOTE THE WHITE PROXY CARD TODAY!

Important Additional Information And Where To Find It

Superior Industries, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Superior shareholders in connection with the matters to be considered at Superior’s 2014 Annual Meeting. On July 7, 2014, Superior filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) and definitive form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from Superior’s shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY SUPERIOR WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Appendix A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Superior with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.supind.com, by writing to Superior's Corporate Secretary at 7800 Woodley Avenue, Van Nuys, CA 91406, by calling Superior at (818) 781-4973, or by contacting Superior's proxy solicitor, MacKenzie Partners, Inc., toll free at 1-800-322-2885.

PLEASE VOTE THE WHITE PROXY CARD TODAY!